UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2021

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 120, Building E Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 4, 2021, Keros Therapeutics, Inc. (the “Company”) and 99 Hayden LLC, successor-in-interest to 128 Spring Street Lexington, LLC (the “Landlord”) entered into the Third Amendment to Lease (the “Amendment”), which amends the lease agreement dated March 20, 2017, as amended by the First Amendment to Lease dated July 1, 2019 and as further amended by the Second Amendment to Lease dated August 8, 2019 (collectively, the “Lease”). Pursuant to the Lease, the Company leased approximately 10,400 square feet of office and laboratory space (the “Initial Premises”) in Lexington, Massachusetts, which serve as the Company’s headquarters. The Amendment provides for (i) the expansion of the Premises to include an additional 5,205 square feet (the “Expansion Premises”) and (ii) the extension of the term of the Lease for an additional period commencing on January 1, 2023 and ending on March 31, 2023 (the “Extended Term”). Except as set forth in the Amendment, all of the terms and provisions of the Lease shall apply during the Extended Term, and shall remain unmodified and in full force and effect.

The Lease with respect to the Expansion Premises pursuant to the Amendment shall commence on the later to occur of: (i) October 1, 2021 and (ii) the date the current tenant of the Expansion Premises vacates the Expansion Premises in a condition sufficient for Landlord to deliver them to the Company (the “Expansion Commencement Date”). Additionally, commencing on the Expansion Commencement Date, (i) the base rent for the Expansion Premises will be $34,700 a month and (ii) the Company’s additional rent amount will increase to account for the Company’s additional share of the operating expenses, utility costs, insurance premiums and taxes and other applicable levies associated with the Expansion Premises.

Pursuant to the Amendment, during the Extended Term, the base rent (i) for 5,420 square feet of the Initial Premises will increase to approximately $20,400 a month and (ii) for 4,997 square feet of the Initial Premises will increase to approximately $22,700 a month.

The description of the Amendment contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2021.

Item 2.02    Results of Operations and Financial Condition.

On August 5, 2021, the Company issued a press release announcing its recent business highlights and financial results for the quarter ended June 30, 2021. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release dated August 5, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: August 5, 2021